NEWS RELEASE

MATERION CORPORATION REPORTS FIRST QUARTER 2017 FINANCIAL RESULTS
AND CONFIRMS OUTLOOK FOR 2017

MAYFIELD HEIGHTS, Ohio - April 28, 2017 - Materion Corporation (NYSE:MTRN) today reported first quarter 2017 financial results.

▪
Earnings per share for the first quarter of 2017 were $0.15 per share, diluted. Adjusted earnings per share, diluted, for the first quarter of 2017 were $0.29 compared to $0.27 for the first quarter of 2016.

▪
Net sales for the first quarter of 2017 were $240.7 million compared to $235.5 million for the first quarter of 2016. Value-added sales for the first quarter of 2017 were $149.0 million, an increase of 4% compared to the first quarter of 2016.

▪	Acquisition of the Heraeus high-performance target materials business was successfully completed and contributed to profitable growth.

▪	The Company confirms its previously announced 2017 annual earnings guidance range of $1.45 - $1.60 per share, diluted.

FIRST QUARTER 2017 RESULTS

Net sales for the first quarter of 2017 were $240.7 million, compared to net sales of $235.5 million for the first quarter of 2016. Value-added sales were $149.0 million for the first quarter of 2017, a 4% increase compared to value-added sales of $143.9 million for the first quarter of 2016. We experienced year-over-year growth in the consumer electronics and industrial components end markets due to new product sales and improved end market demand. The Company has achieved year-over-year growth for the fourth consecutive quarter in consumer electronics, our largest end market. This improvement was partially offset by a decline in sales into the medical and telecommunications infrastructure end markets. Although the defense end market value-added sales remained relatively strong in historical terms, value-added sales were not as high as the prior-year first quarter levels.

Operating profit for the first quarter of 2017 was $3.4 million versus $7.5 million for the first quarter of the prior year. Adjusted operating profit in the first quarter of 2017 was $7.7 million, an increase of 3% over the prior-year first quarter and sequentially an increase of 7% compared to the $7.2 million recorded in the fourth quarter of 2016. Adjusted operating profit excludes non-recurring costs related to the Company’s CEO transition, acquisition and integration, cost realignment, and legacy environmental remediation. The improvement in adjusted operating profit is due to sales growth offset slightly by an unfavorable product mix.

Net income for the first quarter of 2017 was $3.1 million, or $0.15 per share, diluted, versus $5.4 million, or $0.27 per share, diluted, for the first quarter of the prior year. Adjusted earnings for the first quarter of 2017 were $0.29 per share, diluted, a 7% increase compared to $0.27 per share, diluted, in the first quarter of 2016.

Jugal Vijayvargiya, President and Chief Executive Officer, commented, “I am pleased with our first quarter results and the momentum we have moving into the second quarter and second half of 2017. We grew value-added sales on both a sequential and year-over-year basis, and the acquisition of Heraeus high-performance target materials business was successfully completed late in the quarter.”

Mr. Vijayvargiya, continued, “After having the opportunity to spend the past few weeks meeting with employees and visiting Company locations, I am even more excited about Materion’s future growth potential based on our highly differentiated product platforms. I look forward to continuing to drive Materion in the areas of innovation and technology, focusing on profitable growth coupled with a commitment to operational and commercial excellence.”

BUSINESS SEGMENT REPORTING

Advanced Materials

Advanced Materials’ net sales for the first quarter of 2017 were $114.7 million, versus first quarter 2016 net sales of $108.1 million. Value-added sales for the first quarter of 2017 were

$47.3 million, an increase of 12% compared to first quarter 2016 value-added sales of $42.1 million. Acquisition of the Heraeus high-performance target materials business contributed $2.9 million of value-added sales in the quarter.

Operating profit for the first quarter of 2017 was $6.4 million, compared to operating profit of $5.2 million in the first quarter of 2016. Excluding non-recurring acquisition and integration costs, adjusted operating profit for the first quarter of 2017 was $7.4 million, a 42% year-over-year increase. This improvement in adjusted operating profit is due to favorable product mix driven by new product sales growth and stronger demand in several key end markets, including the segment’s largest end market of consumer electronics.

The Heraeus acquisition also contributed favorably to the growth in adjusted operating profit during the first quarter of 2017. Integration of this acquisition into our global Advanced Materials business is progressing on schedule. We are encouraged that the strategic value drivers of geographic expansion and product diversification are forecasted to contribute profitable growth in 2017.

Performance Alloys and Composites

Net sales for Performance Alloys and Composites in the first quarter of 2017 were $92.6 million, versus net sales of $90.6 million in the first quarter of 2016. Value-added sales were $79.2 million in the first quarter of 2017 compared to $78.2 million in the first quarter of 2016. The year-over-year increase in value-added sales in the first quarter of 2017 is primarily due to growth in the consumer electronics and industrial components end markets, offset by decreased sales into the defense end market.

Operating profit for the first quarter of 2017 was $0.2 million, compared to $1.5 million in the first quarter of 2016. Excluding cost reduction efforts, primarily related to the closure of our service center in Fukaya, Japan, adjusted operating profit for the first quarter of 2017 was $0.7 million. The decrease in adjusted operating profit versus the same period in the prior year is due to unfavorable product mix.

Precision Coatings

Precision Coatings’ net sales for the first quarter of 2017 were $33.4 million, versus net sales of $36.8 million in the first quarter of 2016 and $30.5 million in the fourth quarter of 2016.

Value-added sales for the first quarter of 2017 were $23.3 million, compared to value-added sales of $24.6 million for the same period of 2016 and $22.2 million in the fourth quarter of 2016. The decrease in value-added sales on a year-over-year basis is reflective of decreased medical end market sales, offset partially by sales growth in defense applications.

Precision Coatings’ operating profit for the first quarter of 2017 was $2.2 million, compared to $4.1 million in the first quarter of 2016 and $1.8 million in the fourth quarter of 2016. The decrease in operating profit on a year-over-year basis was due to lower sales volume and unfavorable product mix.

OUTLOOK

Based on the current order book, the Company confirms its previously announced annual earnings guidance range of $1.45 to $1.60 per share. The forecasted significant improvement in quarterly earnings as we progress through the balance of 2017 is being driven by new product sales growth, favorable product mix, end market demand growth, raw material beryllium hydroxide shipments, an improved cost structure, and acquisition of the Heraeus target materials business.

ADJUSTED EARNINGS GUIDANCE

It is not possible for the Company to identify the amount or significance of future adjustments associated with potential insurance and other litigation claims, legacy environmental costs, acquisition and integration costs, certain income tax items, or other non-routine costs that the Company adjusts in the presentation of adjusted earnings guidance. These items are dependent on future events that are not reasonably estimable at this time. Accordingly, the Company is unable to reconcile without unreasonable effort the forecasted range of adjusted earnings guidance for the full year to a comparable GAAP range. However, items excluded from the Company's adjusted earnings guidance include the historical adjustments noted in Attachments 4 and 5 to this press release.

CONFERENCE CALL

Materion Corporation will host a conference call with analysts at 9:00 a.m. Eastern Time, April 28, 2017. The conference call will be available via webcast through the Company’s website at www.materion.com or through www.InvestorCalendar.com. By phone, please dial

(877) 407-0778. Callers outside the U.S. can dial (201) 689-8565. A replay of the call will be available until May 13, 2017 by dialing (877) 481-4010 or (919) 882-2331; please reference Replay ID Number 10271. The call will also be archived on the Company’s website.

FORWARD-LOOKING STATEMENTS

Portions of the narrative set forth in this document that are not statements of historical or current facts are forward-looking statements, in particular, the outlook provided above. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors.

These factors include, in addition to those mentioned elsewhere herein:

▪	Actual net sales, operating rates, and margins for 2017;

▪	Our ability to effectively integrate the acquisition of the principal portion of the high-performance target materials business of Heraeus;

▪	The global economy;

▪	The impact of any U.S. Federal Government shutdowns and sequestrations;

▪
The condition of the markets which we serve, whether defined geographically or by segment, with the major market segments being: consumer electronics, industrial components, defense, medical, automotive electronics, telecommunications infrastructure, energy, commercial aerospace, and science;

▪	Changes in product mix and the financial condition of customers;

▪	Our success in developing and introducing new products and new product ramp-up rates;

▪	Our success in passing through the costs of raw materials to customers or otherwise mitigating fluctuating prices for those materials, including the impact of fluctuating prices on inventory values;

▪	Our success in identifying acquisition candidates and in acquiring and integrating such businesses;

▪	The impact of the results of acquisitions on our ability to fully achieve the strategic and financial objectives related to these acquisitions;

▪	Our success in implementing our strategic plans and the timely and successful completion and start-up of any capital projects;

▪	The availability of adequate lines of credit and the associated interest rates;

▪	Other financial factors, including the cost and availability of raw materials (both base and precious metals), physical inventory valuations, metal financing fees, tax rates,

exchange rates, pension costs and required cash contributions and other employee benefit costs, energy costs, regulatory compliance costs, the cost and availability of insurance, and the impact of the Company’s stock price on the cost of incentive compensation plans;

▪	The uncertainties related to the impact of war, terrorist activities, and acts of God;

▪	Changes in government regulatory requirements and the enactment of new legislation that impacts our obligations and operations;

▪	The conclusion of pending litigation matters in accordance with our expectation that there will be no material adverse effects;

▪	The success of the realignment of our businesses;

▪	Our ability to strengthen our internal control over financial reporting and disclosure controls and procedures; and

▪	The risk factors as set forth in Item 1A of our Form 10-K for the year ended December 31, 2016.

Materion Corporation is headquartered in Mayfield Heights, Ohio. The Company, through its wholly owned subsidiaries, supplies highly engineered advanced enabling materials to global markets. Products include precious and non-precious specialty metals, inorganic chemicals and powders, specialty coatings, specialty engineered beryllium alloys, beryllium and beryllium composites, and engineered clad and plated metal systems.

Investor Contact:	Media Contact:

Stephen F. Shamrock	Patrick S. Carpenter

(216) 383-4010	(216) 383-6835
stephen.shamrock@materion.com        patrick.carpenter@materion.com

http://www.materion.com
Mayfieldg
###

Attachment 1
Materion Corporation and Subsidiaries
Consolidated Statements of Income
(Unaudited)

	First Quarter Ended
(In thousands except per share amounts)	March 31, 2017	April 1, 2016
Net sales	$240,669	$235,511
Cost of sales	197,673	192,154
Gross margin	42,996	43,357
Selling, general, and administrative expense	33,628	30,487
Research and development expense	3,130	3,452
Other — net	2,818	1,886
Operating profit	3,420	7,532
Interest expense — net	493	415
Income before income taxes	2,927	7,117
Income tax (benefit) expense	(123)	1,749
Net income	$3,050	$5,368
Basic earnings per share:
Net income per share of common stock	$0.15	$0.27
Diluted earnings per share:
Net income per share of common stock	$0.15	$0.27
Cash dividends per share	$0.095	$0.090
Weighted-average number of shares of common stock outstanding:
Basic	19,969	20,018
Diluted	20,375	20,228

Attachment 2
Materion Corporation and Subsidiaries
Consolidated Balance Sheets

	(Unaudited)
(Thousands)	March 31, 2017	December 31, 2016
Assets
Current assets
Cash and cash equivalents	$16,341	$31,464
Accounts receivable	115,497	100,817
Inventories	218,548	200,865
Prepaid and other current assets	14,157	12,138
Total current assets	364,543	345,284
Long-term deferred income taxes	41,727	39,409
Property, plant, and equipment	868,037	861,267
Less allowances for depreciation, depletion, and amortization	(612,286)	(608,636)
Property, plant, and equipment—net	255,751	252,631
Intangible assets	13,353	11,074
Other assets	6,214	5,950
Goodwill	89,732	86,950
Total Assets	$771,320	$741,298
Liabilities and Shareholders’ Equity
Current liabilities
Short-term debt	$6,929	$733
Accounts payable	40,654	32,533
Salaries and wages	19,239	29,885
Other liabilities and accrued items	23,655	21,340
Income taxes	3,647	4,781
Unearned revenue	2,231	1,105
Total current liabilities	96,355	90,377
Other long-term liabilities	17,321	17,979
Retirement and post-employment benefits	92,623	91,505
Unearned income	40,223	41,369
Long-term income taxes	1,994	2,100
Deferred income taxes	275	274
Long-term debt	25,430	3,605
Shareholders’ equity	497,099	494,089
Total Liabilities and Shareholders’ Equity	$771,320	$741,298

Attachment 3
Materion Corporation and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	First Quarter Ended
(Thousands)	March 31, 2017	April 1, 2016
Cash flows from operating activities:
Net income	$3,050	$5,368
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation, depletion and amortization	10,090	11,308
Amortization of deferred financing costs in interest expense	230	151
Stock-based compensation expense (non-cash)	2,338	888
(Gain) loss on sale of property, plant, and equipment	28	(720)
Deferred tax (benefit) expense	(696)	(1,118)
Changes in assets and liabilities net of acquired assets and liabilities:
Decrease (increase) in accounts receivable	(13,644)	(14,689)
Decrease (increase) in inventory	(9,593)	(527)
Decrease (increase) in prepaid and other current assets	(1,435)	(7)
Increase (decrease) in accounts payable and accrued expenses	(835)	(15,085)
Increase (decrease) in unearned revenue	1,126	(255)
Increase (decrease) in interest and taxes payable	(1,237)	1,009
Increase (decrease) in long-term liabilities	(5,291)	(2,920)
Other-net	(960)	(79)
Net cash (used in) operating activities	(16,829)	(16,676)
Cash flows from investing activities:
Payments for purchase of property, plant, and equipment	(6,128)	(5,714)
Payments for mine development	(200)	(4,782)
Payments for acquisition	(16,406)	—
Proceeds from sale of property, plant, and equipment	16	752
Net cash (used in) investing activities	(22,718)	(9,744)
Cash flows from financing activities:
Repayment of short-term debt	6,186	14,103
Proceeds from issuance of long-term debt	27,000	10,000
Repayment of long-term debt	(5,180)	(227)
Principal payments under capital lease obligations	(190)	(241)
Cash dividends paid	(1,895)	(1,801)
Deferred financing fees	(300)	—
Common shares withheld for taxes	(1,480)	(768)
Repurchase of common stock	(405)	(462)
Net cash provided by financing activities	23,736	20,604
Effects of exchange rate changes	688	448
Net change in cash and cash equivalents	(15,123)	(5,368)
Cash and cash equivalents at beginning of period	31,464	24,236
Cash and cash equivalents at end of period	$16,341	$18,868

Attachment 4
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measure - Value-added Sales
(Unaudited)

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 31, 2017		April 1, 2016		December 31, 2016
Net Sales
Performance Alloys and Composites	$92.6		$90.6		$95.5
Advanced Materials	114.7		108.1		108.3
Precision Coatings	33.4		36.8		30.5
Other	—		—		—
Total	$240.7		$235.5		$234.3

Less: Pass-through Metal Cost
Performance Alloys and Composites	$13.4		$12.4		$12.3
Advanced Materials	67.4		66.0		67.1
Precision Coatings	10.1		12.2		8.3
Other	0.8		1.0		1.5
Total	$91.7		$91.6		$89.2

Value-added Sales (non-GAAP)
Performance Alloys and Composites	$79.2		$78.2		$83.2
Advanced Materials	47.3		42.1		41.2
Precision Coatings	23.3		24.6		22.2
Other	(0.8)		(1.0)		(1.5)
Total	$149.0		$143.9		$145.1

Gross Margin		% of VA		% of VA		% of VA
Performance Alloys and Composites	$16.3	21%	$17.7	23%	$19.0	23%
Advanced Materials	18.4	39%	15.8	38%	16.7	41%
Precision Coatings	8.3	36%	10.0	41%	7.6	34%
Other	—	—	(0.1)	—	0.8	—
Total	$43.0	29%	$43.4	30%	$44.1	30%

Operating Profit		% of VA		% of VA		% of VA
Performance Alloys and Composites	$0.2	—%	$1.5	2%	$0.5	1%
Advanced Materials	6.4	14%	5.2	12%	5.5	13%
Precision Coatings	2.2	9%	4.1	17%	1.8	8%
Other	(5.4)	—	(3.3)	—	(4.2)	—
Total	$3.4	2%	$7.5	5%	$3.6	2%

	First Quarter Ended				Fourth Quarter Ended
(Millions)	March 31, 2017		April 1, 2016		December 31, 2016
Special Items
Performance Alloys and Composites	$0.5		$—		$2.6
Advanced Materials	1.0		—		—
Precision Coatings	—		—		—
Other	2.8		—		1.0
Total	$4.3		$—		$3.6

Operating Profit Excluding Special Items		% of VA		% of VA		% of VA
Performance Alloys and Composites	$0.7	1%	$1.5	2%	$3.1	4%
Advanced Materials	7.4	16%	5.2	12%	5.5	13%
Precision Coatings	2.2	9%	4.1	17%	1.8	8%
Other	(2.6)	—	(3.3)	—	(3.2)	—
Total	$7.7	5%	$7.5	5%	$7.2	5%

The cost of gold, silver, platinum, palladium, and copper is passed through to customers and, therefore, the trends and comparisons of net sales are affected by movements in the market price of these metals. Internally, management also reviews net sales on a value-added basis. Value-added sales are a non-GAAP measure that deducts the value of the pass-through metals sold from net sales. Value-added sales allows management to assess the impact of differences in net sales between periods or segments and analyze the resulting margins and profitability without the distortion of the movements in pass-through metal prices. The dollar amount of gross margin and operating profit is not affected by the value-added sales calculation. The Company sells other metals and materials that are not considered direct pass throughs, and these costs are not deducted from net sales to calculate value-added sales.

The Company’s pricing policy is to pass the cost of these metals on to customers in order to mitigate the impact of price volatility on the Company’s results from operations. Value-added information is being presented since changes in metal prices may not directly impact profitability. It is the Company’s intent to allow users of the financial statements to review sales with and without the impact of the pass-through metals.

Attachment 5
Materion Corporation and Subsidiaries
Reconciliation of Non-GAAP Measures - Profitability
(Unaudited)

	First Quarter Ended		Fourth Quarter Ended
(Millions except per share amounts)	March 31, 2017	April 1, 2016	December 31, 2016
GAAP as Reported
Net Sales	$240.7	$235.5	$234.3
Operating profit	3.4	7.5	3.6
Net income	3.1	5.4	6.8
EPS - Diluted	$0.15	$0.27	$0.33

Operating Profit Special Items
Cost reductions	$0.7	$—	$2.6
Legacy environmental costs	0.2	—	—
CEO transition	1.7	—	—
Acquisition costs	1.7	—	1.0
Total operating profit special items	$4.3	$—	$3.6
Operating Profit Special Items - net of tax	$2.8	$—	$2.3
Tax Special Item	$—	$—	$(3.3)

Non-GAAP Measures - Adjusted Profitability
Value-added (VA) sales	$149.0	$143.9	$145.1
Operating profit	7.7	7.5	7.2
Operating profit % of VA	5.2%	5.0%	5.0%
Net income	5.9	5.4	5.8
EPS - Diluted	$0.29	$0.27	$0.28

In addition to presenting financial statements prepared in accordance with U.S. generally accepted accounting principles (GAAP), this earnings release contains financial measures, including gross margin, operating profit, segment operating profit, net income, and earnings per share, on a non-GAAP basis. As detailed in the above reconciliation and Attachment 4, we have adjusted the results for certain special items such as CEO transition costs, cost reduction initiatives (i.e., asset impairment charges and severance), legacy environmental costs, merger and acquisition costs, and certain income tax items from the applicable GAAP measure. Internally, management reviews the results of operations without the impact of these costs in order to assess the profitability from ongoing activities. We are providing this information because we believe it will assist investors in analyzing our financial results and, when viewed in conjunction with the GAAP results, provide a more comprehensive understanding of the factors and trends affecting our operations.

Attachment 6
Materion Corporation and Subsidiaries
Value-added sales by Market
(Unaudited)

	First Quarter Ended			Fourth Quarter
(Millions)	March 31, 2017	April 1, 2016	% Change	2016	% Change
Materion Corporation
Consumer Electronics	$41.3	$38.1	8.4%	$41.5	(0.5)%
Industrial Components	25.5	22.7	12.3%	25.1	1.6%
Medical	16.6	18.3	(9.3)%	13.9	19.4%
Defense	12.9	14.3	(9.8)%	14.8	(12.8)%
Automotive Electronics	12.6	12.7	(0.8)%	12.1	4.1%
Energy	8.8	8.9	(1.1)%	7.3	20.5%
Telecom Infrastructure	7.0	7.8	(10.3)%	8.5	(17.6)%
Other	24.3	21.1	15.2%	21.9	11.0%
Total	$149.0	$143.9	3.5%	$145.1	2.7%
Performance Alloy and Composites
Consumer Electronics	$16.5	$14.7	12.2%	$17.8	(7.3)%
Industrial Components	17.4	16.1	8.1%	18.4	(5.4)%
Medical	2.0	1.8	11.1%	1.7	17.6%
Defense	7.4	9.8	(24.5)%	9.9	(25.3)%
Automotive Electronics	12.1	12.0	0.8%	11.3	7.1%
Energy	5.0	5.6	(10.7)%	4.5	11.1%
Telecom Infrastructure	5.1	5.4	(5.6)%	6.8	(25.0)%
Other	13.7	12.8	7.0%	12.8	7.0%
Total	$79.2	$78.2	1.3%	$83.2	(4.8)%
Advanced Materials
Consumer Electronics	$21.3	$19.3	10.4%	$18.7	13.9%
Industrial Components	6.3	5.1	23.5%	5.5	14.5%
Medical	2.4	2.8	(14.3)%	2.7	(11.1)%
Defense	1.9	1.5	26.7%	1.6	18.8%
Automotive Electronics	—	—	—%	—	—%
Energy	3.8	3.3	15.2%	2.7	40.7%
Telecom Infrastructure	1.9	2.4	(20.8)%	1.7	11.8%
Other	9.7	7.7	26.0%	8.3	16.9%
Total	$47.3	$42.1	12.4%	$41.2	14.8%
Precision Coatings
Consumer Electronics	$3.5	$4.2	(16.7)%	$5.0	(30.0)%
Industrial Components	1.8	1.5	20.0%	1.2	50.0%
Medical	12.1	13.8	(12.3)%	9.5	27.4%
Defense	3.6	3.0	20.0%	3.3	9.1%
Automotive Electronics	0.5	0.7	(28.6)%	0.8	(37.5)%
Energy	—	—	—%	—	—%
Telecom Infrastructure	—	—	—%	—	—%
Other	1.8	1.4	28.6%	2.4	(25.0)%
Total	$23.3	$24.6	(5.3)%	$22.2	5.0%

Eliminations	$(0.8)	$(1.0)		$(1.5)